Exhibit 99.1

Net Element Reports Full Year 2020 Financial Results, Updates Shareholders on Pending Merger with Mullen Technologies

MIAMI, March 31, 2021 -- via InvestorWire -- Net Element, Inc. (NASDAQ:NETE) (“Net Element” or the “Company”), today reports its financial results for the calendar year ended December 31, 2020, and updates shareholders on the pending merger with privately-held Mullen Technologies, Inc. (“Mullen”), a Southern California-based electric vehicle (“EV”) company, in a stock-for-stock reverse merger in which, subject to consummation, Mullen’s stockholders will receive a majority of the outstanding stock in the post-merger Company.

Mullen has completed its required financial audits and both companies are working to finalize the Form S-4 which is expected to be filed with the Securities and Exchange Commission.

“We would like to reassure our shareholders that we continue working diligently on the pending merger with Mullen as we move to finalize Form S-4 and the proxy statement for our shareholders,” commented Net Element’s Executive Chairman Oleg Firer. “The Company has been focused on minimizing operational expenses in the payments business pending its divestiture, subject to requisite stockholders’ approval, as part of the merger with Mullen.”

Results of Operations for the Year Ended December 31, 2020 Compared to the Year Ended December 31, 2019

We reported a net loss attributable to common stockholders of approximately $5.9 million or ($1.34) loss per share for the year ended December 31, 2020 as compared to a net loss of approximately $6.5 million or ($1.60) loss per share for the year ended December 31, 2019. This resulted in a decrease in net loss attributable to stockholders of approximately 9% primarily due to a decrease of approximately $2.3 million in selling, general, and administrative expenses, partially offset by an increase in non-cash compensation of approximately $0.7 million. There were no goodwill impairment charges during the year ended December 31, 2020, as compared to an impairment charge of approximately $1.3 million recorded at December 31, 2019.

The following table sets forth our sources of revenues, cost of revenues and gross margins for the years ended December 31, 2020 and 2019.

	Twelve		Twelve
	Months Ended		Months Ended		Increase /
Source of Revenues	December 31, 2020	Mix	December 31, 2019	Mix	(Decrease)
North American Transaction Solutions	$62,556,698	95.2%	$61,778,002	95.0%	$778,696
International Transaction Solutions	3,148,424	4.8%	3,221,609	5.0%	(73,185)
Total	$65,705,122	100.0%	$64,999,611	100.0%	$705,511

	Twelve		Twelve
	Months Ended	% of	Months Ended	% of	Increase /
Cost of Revenues	December 31, 2020	revenues	December 31, 2019	revenues	(Decrease)
North American Transaction Solutions	$53,593,342	85.7%	$52,395,752	84.8%	$1,197,590
International Transaction Solutions	2,268,061	72.0%	2,325,958	72.2%	(57,897)
Total	$55,861,403	85.0%	$54,721,710	84.2%	$1,139,693

	Twelve		Twelve
	Months Ended	% of	Months Ended	% of	Increase /
Gross Margin	December 31, 2020	revenues	December 31, 2019	revenues	(Decrease)
North American Transaction Solutions	$8,963,356	14.3%	$9,382,250	15.2%	$(418,894)
International Transaction Solutions	880,363	28.0%	895,651	27.8%	(15,288)
Total	$9,843,719	15.0%	$10,277,901	15.8%	$(434,182)

Net revenues consist primarily of service fees from transaction processing. Net revenues were approximately $65.7 million for the year ended December 31, 2020 as compared to approximately $65.0 million for the year ended December 31, 2019.

Cost of revenues represents direct costs of generating revenues, including commissions, mobile operator fees, interchange expense, processing and non-processing fees. Cost of revenues for the year ended December 31, 2020 were approximately $55.9 million as compared to approximately $54.7 million for the year ended December 31, 2019. The increase in cost of revenues in 2020 as compared to 2019 of approximately $1.1 million was in line with the increase in net revenues for our North American Transaction Solutions segment.

Gross Margin for the year ended December 31, 2020 was approximately $9.8 million, or 15.0% of net revenue, as compared to approximately $10.3 million, or 15.8% of net revenue, for the year ended December 31, 2019. The primary reason for the decrease in the gross margin percentage was primarily the result of the competitive pressure in our industry, relating to costs that cannot be passed through to our merchants.

Operating Expenses Analysis:

Total operating expenses were approximately $14.3 million for the year ended December 31, 2020, as compared to total operating expenses of approximately $15.8 million for the year ended December 31, 2019. Total operating expenses for the year ended December 31, 2020 consisted of selling, general and administrative expenses of approximately $7.0 million, non-cash compensation of approximately $2.7 million, bad debt expense of approximately $1.6 million, and depreciation and amortization expense of approximately $3.0 million. For the year ended December 31, 2019, total operating expenses consisted of general and administrative expenses of approximately $9.3 million, non-cash compensation of approximately $2.1 million, bad debt expense of approximately $1.4 million, and depreciation and amortization expense of approximately $3.1 million.

The components of our selling, general and administrative expenses are reflected in the table below.

Selling, general and administrative expenses for the years ended December 31, 2020 and 2019 consisted of operating expenses not otherwise delineated in the accompanying audited consolidated statements of operations and comprehensive loss, as follows:

Twelve months ended December 31, 2020

Category	North American Transaction Solutions	International Transaction Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$1,688,782	$437,112	$1,349,831	$3,475,725
Professional fees	330,250	152,604	977,017	1,459,871
Rent	80,310	62,702	113,808	256,820
Business development	204,181	7,649	10,901	222,731
Travel expense	7,860	68,110	174,905	250,875
Filing fees	-	-	83,567	83,567
Transaction gains	-	55,320	-	55,320
Office expenses	258,414	23,732	91,996	374,142
Communications expenses	141,621	158,248	90,879	390,748
Insurance expense	-	-	169,457	169,457
Other expenses	5,591	9,203	261,994	276,788
Total	$2,717,009	$974,680	$3,324,355	$7,016,044

Twelve months ended December 31, 2019

Category	North American Transaction Solutions	International Transaction Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$1,230,858	$516,737	$3,021,665	$4,769,260
Professional fees	520,019	259,349	1,607,185	2,386,553
Rent	-	80,107	221,987	302,094
Business development	226,633	1,747	44,452	272,832
Travel expense	133,300	46,403	105,422	285,125
Filing fees	-	-	103,760	103,760
Transaction losses	-	(61,200)	-	(61,200)
Office expenses	302,764	23,981	64,897	391,642
Communications expenses	151,033	199,862	84,651	435,546
Insurance expense	-	-	150,408	150,408
Other expenses	22,804	10,308	272,652	305,764
Total	$2,587,411	$1,077,294	$5,677,079	$9,341,784

Variance

Category	North American Transaction Solutions	International Transaction Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$457,924	$(79,625)	$(1,671,834)	$(1,293,535)
Professional fees	(189,769)	(106,745)	(630,168)	(926,682)
Rent	80,310	(17,405)	(108,179)	(45,274)
Business development	(22,452)	5,902	(33,551)	(50,101)
Travel expense	(125,440)	21,707	69,483	(34,250)
Filing fees	-	-	(20,193)	(20,193)
Transaction gains	-	116,520	-	116,520
Office expenses	(44,350)	(249)	27,099	(17,500)
Communications expenses	(9,412)	(41,614)	6,228	(44,798)
Insurance expense	-	-	19,049	19,049
Other income	(17,213)	(1,105)	(10,658)	(28,976)
Total	$129,598	$(102,614)	$(2,352,724)	$(2,325,740)

The total decrease of approximately $2.3 million in selling, general and administrative expenses for the year ended December 31, 2020 as compared to the prior year was primarily due to the staffing reductions necessary and the reduction of compensation of certain employees and executives of the Company, including independent consultants and other professionals, due to the effects of the COVID-19 pandemic on our operations.

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

To supplement its consolidated financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company provides additional measures of its operating results by disclosing its adjusted net loss attributable to Net Element, Inc. stockholders. Adjusted net loss attributable to Net Element stockholders is calculated as net loss attributable to Net Element stockholders excluding non-cash share-based compensation. The Company discloses this amount on an aggregate and per-share basis. These measures meet the definition of non-GAAP financial measures. The Company believes that application of these non-GAAP financial measures is appropriate to enhance the understanding of the Company’s investors regarding its historical performance through the use of a metric that seeks to normalize period-to-period earnings.  A reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the year ended December 31, 2020, and December 31, 2019, is presented in the following tables.

	GAAP	Share-based Compensation	Impairment Charge Relating to Goodwill	Adjusted Non-GAAP
Twelve months ended December 31, 2020
Net loss attributable to Net Element Inc stockholders	$(5,941,434)	$2,718,152	$-	$(3,223,282)
Basic and diluted earnings per share	$(1.34)	$0.61	$-	$(0.73)
Basic and diluted shares used in computing earnings per share	4,420,777			4,420,777
Twelve months ended December 31, 2019
Net loss attributable to Net Element Inc stockholders	$(6,458,382)	$2,050,862	$1,326,566	$(3,080,954)
Basic and diluted earnings per share	$(1.60)	$0.51	$0.33	$(0.76)
Basic and diluted shares used in computing earnings per share	4,041,957			4,041,957

Use of Non-GAAP Financial Measures

Non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP measures exclude significant expenses that are required by GAAP to be recorded in the Company's financial statements and are subject to inherent limitations.

About Net Element

Net Element, Inc. (NASDAQ: NETE) operates a payments-as-a-service transactional and value-added services platform for small to medium enterprise ("SME") in the U.S. and selected emerging markets. On August 5, 2020, Net Element announced the execution of a definitive agreement (the “Merger Agreement”) to merge with privately-held Mullen Technologies, Inc. (“Mullen”), a Southern California-based electric vehicle company in a stock-for-stock reverse merger in which Mullen’s stockholders will receive a majority of the outstanding stock in the post-merger company (the “contemplated merger”). That contemplated merger is subject to customary closing conditions, regulatory approvals and shareholder approval for both companies.

Additional Information and Where to Find It

In connection with the contemplated merger, Net Element plans to file with the U.S. Securities and Exchange Commission (the “SEC”) proxy statement on Schedule 14A (the “Proxy Statement”), the registration statement on Form S-4, as well as other relevant materials regarding the contemplated merger. Following the filing of the definitive Proxy Statement and the registration statement on Form S-4 with the SEC, Net Element will provide access to the definitive Proxy Statement, a proxy card and the registration statement on Form S-4 to each stockholder entitled to vote at the special meeting relating to the contemplated merger and the transactions contemplated in the Merger Agreement requiring the Net Element’s stockholders’ approval. Net Element stockholders are urged to carefully read the Proxy Statement, the registration statement on Form S-4 and other materials relating to the contemplated merger (and any amendments or supplements thereto) and any other relevant documents filed with the SEC when they become available because they will contain important information. The definitive proxy statement, the preliminary proxy statement, the registration statement on Form S-4 and other relevant materials regarding the contemplated merger (when they become available), and any other documents filed by Net Element with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://www.netelement.com).

Forward-Looking Statements

Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate,"  "predict," "potential," and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to what the ultimate impact of the COVID-19 pandemic will have on the Company and its operations, whether the Company will obtain shareholder or other regulatory approvals for the consummation of the merger with Mullen, including the receipt and timing of required approvals and satisfaction of other conditions to the closing of the proposed merger and the related transactions contemplated in the merger agreement, whether the Company will achieve growth or achieve its goals and when the Company will reach profitability. Additional examples of such risks and uncertainties include, but are not limited to (i) Net Element's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Net Element's ability to maintain existing, and secure additional, contracts with users of its payment processing services; (iii) Net Element's ability to successfully expand in existing markets and enter new markets; (iv) Net Element's ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi)  the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Net Element's business; (viii) changes in government licensing and regulation that may adversely affect Net Element's business; (ix) the risk that changes in consumer behavior could adversely affect Net Element's business; (x) Net Element's ability to protect its intellectual property; (xi) local, industry and general business and economic conditions; and (xii) adverse effects of potentially deteriorating U.S.-Russia relations, including, without limitation, over a conflict related to Ukraine, including a risk of further U.S. government sanctions or other legal restrictions on U.S. businesses doing business in Russia. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element with the Securities and Exchange Commission. Net Element anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing the Company’s plans and expectations as of any subsequent date.

Contact:

Net Element, Inc.

Tel. +1 (786) 923-0502

Media@NetElement.com

www.NetElement.com

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